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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 20, 2004, except for Note 15, as to which the date is July 19, 2004, relating to the financial statements of Blackbaud, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
July 19, 2004